TheStreet Reports Fourth Quarter and Full Year 2011 Results

NEW YORK (March 7, 2012) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the fourth quarter and full year of 2011.  The Company reported revenue of $57.8 million, a net loss of $(8.2) million and Adjusted EBITDA(1) of $2.0 million for the year and revenue of $14.3 million, a net loss of $(2.4) million and Adjusted EBITDA of $1.2 million for the quarter.

“During the fourth quarter, our business continued to make solid progress in a number of our key strategic initiatives,” said Daryl Otte, the Company’s Chief Executive Officer.  “The size of our audience continued to grow, fueled in large part by the expanding distribution associated with our new TheStreet Business Desk™ service, which is seeing excellent adoption rates.  Download and usage patterns of our new mobile services accelerated and we saw steady growth from our new institutional premium service.   We faced certain challenges in monetizing our growing audiences during the quarter, which we believe was due in part to a softness in the digital financial media vertical during the quarter, as retail investors were less active, and due in part to some execution issues.  To address the latter, we initiated changes late in 2011 to flatten parts of the organization, lower costs and improve our capabilities.  Even with this quarter’s challenges, we benefited from the diversity of our revenue streams and careful cost management.  For the full year, we delivered on our promise of maintaining good progress on our key investment initiatives while showing revenue growth, positive Adjusted EBITDA and positive operating cash flow,” Mr. Otte concluded.

Financial Highlights of Full Year and Fourth Quarter 2011

The Company’s revenue from ongoing businesses(2) of $57.8 million during fiscal year 2011 was an increase of 2% as compared to the prior year.  For the fourth quarter of 2011, the Company’s revenue was $14.3 million, a decrease of 3% as compared to the prior year period.

•	Premium Services revenue from ongoing businesses increased 4% in fiscal year 2011 and 4% in the fourth quarter of 2011, as compared to the respective prior year periods.

•
Premium Services bookings increased 6% in fiscal year 2011 and decreased 7% in the fourth quarter of 2011, as compared to the respective prior year periods. Bookings grew sequentially by 7% in the fourth quarter of 2011 over the third quarter of 2011.

•	The average number of paid subscriptions was 88,422 in the fourth quarter of 2011, compared to an average of 90,640 in the fourth quarter of 2010, a decrease of 2%.

•
Average monthly churn(3) increased to 3.8% in fourth quarter of 2011, compared to 2.7% in the third quarter of 2011 and 3.6% in the fourth quarter of 2010.  As a reminder, there will be moderate quarterly fluctuations in churn due to the quarterly fluctuations in the size of the subscription renewal pools and other factors.

•	Marketing Services revenue decreased 2% in fiscal year 2011 and decreased 16% in the fourth quarter of 2011, as compared to the respective prior year periods.

•	Average monthly unique visitors to the Company’s network of sites for the fourth quarter of 2011, as measured internally, were up 25% as compared to the prior year period.

Operating expenses from ongoing businesses for the full year 2011 were $66.6 million, an increase of 6% as compared to the prior year.  The increase in operating expenses from ongoing businesses for the year is primarily due to restructuring and other costs of $1.8 million and investments in cost of sales and sales and marketing offset in part by a 12% decrease in general and administrative expenses.  In addition, 2010 operating expenses from ongoing businesses were positively impacted by a $1.3 million gain on the disposition of assets, offset in part by a $0.6 million asset impairment charge.  Operating expenses for the fourth quarter of 2011 were $16.8 million, an increase of 1% as compared to the prior year period, as decreases in cost of sales, sales and marketing, general and administrative and depreciation and amortization expenses were more than offset by the $1.8 million restructuring charge.

The Company had a net loss from ongoing businesses of $(8.2) million and $(2.4) million in fiscal year 2011 and the fourth quarter of 2011, respectively, as compared to a net loss from ongoing businesses of $(5.4) million and $(1.7) million during the respective prior year periods.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.27) for the full year of 2011, as compared to $(0.18) for the full year of 2010.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.08) and $(0.08), respectively, in the fourth quarter of 2011, as compared to $(0.06) and $(0.06), respectively, in the prior year period.

Adjusted EBITDA from ongoing businesses improved $0.8 million to $2.0 million in the fiscal year 2011, as compared to $1.2 million in the prior year.  For the fourth quarter of 2011, Adjusted EBITDA from ongoing businesses improved $1.2 million to $1.2 million, as compared to $0.0 million in the prior year period.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $75.3 million, a decrease of $1.5 million as compared to September 30, 2011.  The Company achieved free cash flow (1) for the full year 2011 of $1.6 million.

The Company paid a dividend of 2.5 cents per share during the quarter and 10 cents per share during the year.

Today, the Company also announced that it has hired Elisabeth DeMarse as Chief Executive Officer and President and a director of the Company, effective later today.  In December, the Company announced that Daryl Otte, the Company’s Chief Executive Officer and a director, would be resigning his positions by March 31, 2012 and assisting the Company with the transition to a successor and he will do so.  “We are very excited to announce the hiring of Elisabeth, who previously served as Chief Executive Officer of Bankrate and CreditCards.com, and we again wish to express our appreciation to Daryl for the putting in place during the past three years many of the foundations for the Company’s future growth,” said Woody Marshall, the Company’s Chairman.

Conference Call Information

TheStreet will discuss its financial results for the fourth quarter and full year 2011 today at 4:30 p.m. ET.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The passcode for the call is 48050825.  This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at www.t.st.

An audio replay of the conference call also will be available approximately two hours after the conclusion of the call.  The audio replay will remain available until Wednesday, March 14, 2012 at 11:59 p.m. ET and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the replay passcode 48050825. A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar dys.

About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company’s network of brands include: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, ETF Profits, Chat on TheStreet, MainStreet and Rate-Watch. For more information on TheStreet’s business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com via your web browser, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms.

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including “EBITDA,” “Adjusted EBITDA” and “free cash flow.”  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  “Free cash flow” means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

(2) The Company’s ongoing businesses exclude (i) the banking and insurance ratings business of TheStreet Ratings, which the Company divested in May 2010 and (ii) revenue derived from the global research legal settlement that expired in July 2009.

 (3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,
	2011	2010
Current Assets:
Cash and cash equivalents	$44,865,191	$20,089,660
Accounts receivable, net of allowance for doubtful
accounts of $158,870 at December 31, 2011 and $238,228 at
December 31, 2010	6,225,424	6,623,261
Marketable securities	20,895,238	26,502,945
Other receivables	356,219	663,968
Prepaid expenses and other current assets	1,421,955	1,785,007
Restricted cash	660,370	-
Total current assets	74,424,397	55,664,841

Property and equipment, net of accumulated depreciation
and amortization of $13,466,365 at December 31, 2011
and $12,845,359 at December 31, 2010	8,494,648	10,887,732
Marketable securities	7,894,365	30,302,428
Other assets	172,055	243,611
Goodwill	24,057,616	24,057,616
Other intangibles, net of accumulated amortization of $5,529,730
at December 31, 2011 and $4,174,403 at December 31, 2010	5,370,135	6,725,462
Restricted cash	1,000,000	1,660,370
Total assets	$121,413,216	$129,542,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,305,589	$2,455,894
Accrued expenses	7,970,802	8,239,064
Deferred revenue	17,625,666	17,431,381
Other current liabilities	509,214	184,328
Liabilities of discontinued operations	-	1,871
Total current liabilities	28,411,271	28,312,538
Deferred tax liability	288,000	288,000
Other liabilities	4,569,497	2,948,181
Total liabilities	33,268,768	31,548,719

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at December 31, 2011 and December 31, 2010;
the aggregate liquidation preference totals $55,000,000 as of
December 31, 2011 and December 31, 2010	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 38,461,595 shares issued and 32,131,188
shares outstanding at December 31, 2011, and 37,775,381
shares issued and 31,667,600 shares outstanding at
December 31, 2010	384,616	377,754
Additional paid-in capital	270,230,246	270,644,658
Accumulated other comprehensive income	(394,600)	331,311
Treasury stock at cost; 6,330,407 shares at December 31, 2011
and 6,107,781 shares at December 31, 2010	(11,010,149)	(10,478,838)
Accumulated deficit	(171,065,720)	(162,881,599)
Total stockholders' equity	88,144,448	97,993,341

Total liabilities and stockholders' equity	$121,413,216	$129,542,060

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net revenue:
Premium services	$9,835,537	$9,432,205	$39,514,153	$38,597,877
Marketing services	4,433,703	5,253,194	18,245,847	18,588,502
Total net revenue	14,269,240	14,685,399	57,760,000	57,186,379

Operating expense:
Cost of services	6,462,815	6,584,437	26,499,085	25,557,162
Sales and marketing	3,559,380	4,551,870	16,681,562	15,841,470
General and administrative	3,651,415	4,049,472	15,810,994	18,052,633
Depreciation and amortization	1,264,840	1,466,552	5,757,365	4,692,520
Restructuring and other charges	1,825,799	-	1,825,799	-
Asset impairments	-	-	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)
Total operating expense	16,764,249	16,652,331	66,574,805	63,380,178
Operating loss	(2,495,009)	(1,966,932)	(8,814,805)	(6,193,799)
Net interest income	137,924	203,674	667,822	846,157
Loss on sale of marketable securities	(35,340)	-	(35,340)	-
Other income	-	-	-	20,374
Loss from continuing operations before income taxes	(2,392,425)	(1,763,258)	(8,182,323)	(5,327,268)
Benefit (provision) for income taxes	-	-	-	-
Loss from continuing operations	(2,392,425)	(1,763,258)	(8,182,323)	(5,327,268)
Discontinued operations:
Gain (loss) from discontinued operations	-	16,091	(1,798)	(7,339)
Net loss	(2,392,425)	(1,747,167)	(8,184,121)	(5,334,607)
Preferred stock cash dividends	96,424	96,424	385,696	385,696
Net loss attributable to common stockholders	$(2,488,849)	$(1,843,591)	$(8,569,817)	$(5,720,303)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.08)	$(0.06)	$(0.26)	$(0.17)
Loss from discontinued operations	-	0.00	(0.00)	(0.00)
Net loss	(0.08)	(0.06)	(0.26)	(0.17)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.08)	$(0.06)	$(0.27)	$(0.18)

Weighted average basic and diluted shares outstanding	32,014,179	31,660,752	31,953,683	31,593,341

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(8,184,121)	$(5,334,607)
Loss from discontinued operations	1,798	7,339
Loss from continuing operations	(8,182,323)	(5,327,268)
Adjustments to reconcile loss from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	2,777,886	2,336,443
Restructuring and other charges	647,152	-
Provision for doubtful accounts	150,825	62,559
Depreciation and amortization	5,757,365	4,692,520
Deferred rent	663,020	1,703,614
Noncash barter activity	(107,210)	(76,060)
Impairment charges	-	555,000
Gain on disposition of assets	-	(1,318,607)
Gain on disposal of equipment	-	(20,600)
Changes in operating assets and liabilities:
Accounts receivable	214,891	(672,611)
Other receivables	74,870	314,054
Prepaid expenses and other current assets	469,366	(53,061)
Other assets	37,904	(97,115)
Accounts payable	(150,305)	292,477
Accrued expenses	(69,262)	659,907
Deferred revenue	1,272,137	488,571
Other current liabilities	6,330	50,455
Other liabilities	-	15,167
Net cash provided by continuing operations	3,562,646	3,605,445
Net cash used in discontinued operations	(3,669)	(228,633)
Net cash provided by operating activities	3,558,977	3,376,812

Cash Flows from Investing Activities:
Purchase of marketable securities	(24,854,469)	(130,963,472)
Sale of marketable securities	52,144,328	94,473,125
Sale of Promotions.com	265,000	1,746,876
Sale of certain assets of TheStreet Ratings	-	1,348,902
Capital expenditures	(1,974,406)	(6,717,749)
Proceeds from the sale of fixed assets	-	43,300
Net cash provided by (used in) investing activities	25,580,453	(40,069,018)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(3,446,892)	(3,349,755)
Cash dividends paid on preferred stock	(385,696)	(385,696)
Restricted stock	-	41,709
Purchase of treasury stock	(531,311)	(66,886)
Net cash used in financing activities	(4,363,899)	(3,760,628)
Net increase (decrease) in cash and cash equivalents	24,775,531	(40,452,834)
Cash and cash equivalents, beginning of period	20,089,660	60,542,494
Cash and cash equivalents, end of period	$44,865,191	$20,089,660

Supplemental disclosures of cash flow information:

Cash payments made for interest	$-	$1,720
Cash payments made for income taxes	$-	$-

Net loss	$(8,184,121)	$(5,334,607)
Noncash expenditures	9,889,038	7,934,869
Changes in operating assets and liabilities	1,854,060	776,550
Capital expenditures	(1,974,406)	(6,717,749)
Free cash flow	$1,584,571	$(3,340,937)

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31, 2011			For the Three Months Ended December 31, 2010
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$9,835,537	$-	$9,835,537	$9,432,205	$2,000	$9,430,205
Marketing services	4,433,703	-	4,433,703	5,253,194	-	5,253,194
Total net revenue	14,269,240	-	14,269,240	14,685,399	2,000	14,683,399

Operating expense:
Cost of services	6,462,815	-	6,462,815	6,584,437	-	6,584,437
Sales and marketing	3,559,380	-	3,559,380	4,551,870	-	4,551,870
General and administrative	3,651,415	-	3,651,415	4,049,472	-	4,049,472
Depreciation and amortization	1,264,840	-	1,264,840	1,466,552	-	1,466,552
Restructuring and other charges	1,825,799	-	1,825,799	-	-	-
Total operating expense	16,764,249	-	16,764,249	16,652,331	-	16,652,331
Operating loss	$(2,495,009)	$-	$(2,495,009)	$(1,966,932)	$2,000	$(1,968,932)

Net loss	$(2,392,425)	$-	$(2,392,425)	$(1,747,167)	$2,000	$(1,749,167)

Net loss	$(2,392,425)	$-	$(2,392,425)	$(1,747,167)	$2,000	$(1,749,167)
Net interest income	(137,924)	-	(137,924)	(203,674)	-	(203,674)
Loss on sale of marketable securities	35,340	-	35,340	-	-	-
Depreciation and amortization	1,264,840	-	1,264,840	1,466,552	-	1,466,552
EBITDA	(1,230,169)	-	(1,230,169)	(484,289)	2,000	(486,289)
Noncash compensation	611,725	-	611,725	529,360	-	529,360
Restructuring and other charges	1,825,799	-	1,825,799	-	-	-
Transaction related costs	40,069	-	40,069	(28,374)	-	(28,374)
Adjusted EBITDA	$1,247,424	$-	$1,247,424	$16,697	$2,000	$14,697

Note: Pro forma adjustments for 2010 exclude TheStreet Ratings revenue from global research settlement.

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2011			For the Year Ended December 31, 2010
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$39,514,153	$-	$39,514,153	$38,597,877	$465,008	$38,132,869
Marketing services	18,245,847	-	18,245,847	18,588,502	-	18,588,502
Total net revenue	57,760,000	-	57,760,000	57,186,379	465,008	56,721,371

Operating expense:
Cost of services	26,499,085	-	26,499,085	25,557,162	345,205	25,211,957
Sales and marketing	16,681,562	-	16,681,562	15,841,470	41,510	15,799,960
General and administrative	15,810,994	-	15,810,994	18,052,633	18,774	18,033,859
Depreciation and amortization	5,757,365	-	5,757,365	4,692,520	-	4,692,520
Restructuring and other charges	1,825,799	-	1,825,799	-	-	-
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Total operating expense	66,574,805	-	66,574,805	63,380,178	405,489	62,974,689
Operating loss	$(8,814,805)	$-	$(8,814,805)	$(6,193,799)	$59,519	$(6,253,318)

Net loss	$(8,184,121)	$-	$(8,184,121)	$(5,334,607)	$59,519	$(5,394,126)

Net loss	$(8,184,121)	$-	$(8,184,121)	$(5,334,607)	$59,519	$(5,394,126)
Net interest income	(667,822)	-	(667,822)	(846,157)	-	(846,157)
Loss on sale of marketable securities	35,340	-	35,340	-	-	-
Depreciation and amortization	5,757,365	-	5,757,365	4,692,520	-	4,692,520
EBITDA	(3,059,238)	-	(3,059,238)	(1,488,244)	59,519	(1,547,763)
Noncash compensation	2,777,886	-	2,777,886	2,336,443	-	2,336,443
Restructuring and other charges	1,825,799	-	1,825,799	-	-	-
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Other income	-	-	-	(20,374)	-	(20,374)
Transaction related costs	459,637	-	459,637	1,177,868	-	1,177,868
Adjusted EBITDA	$2,004,084	$-	$2,004,084	$1,242,086	$59,519	$1,182,567

Note: Pro forma adjustments for 2010 exclude the Company's May 2010 divestiture of our Banking and Insurance Ratings product line as well as TheStreet Ratings revenue from global research settlement.